UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021

Software Acquisition Group Inc. II

(Exact name of registrant as specified in its charter)

Delaware	001-39514	85-1525734
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive, Ste. 300

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-991-4982

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	SAIIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	SAII	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	SAIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 12, 2021, Software Acquisition Group Inc. II (“SWAG”) held a special meeting of stockholders (the “Meeting”), which was called to approve the proposals relating to the entry into and consummation of the Business Combination Agreement, dated as of January 31, 2021 (as amended to date, the “Business Combination Agreement”), among SWAG, Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (“Otonomo”) and Butterbur Merger Sub Inc., a Delaware corporation (“Merger Sub”). An aggregate of 16,706,802 shares of SWAG common stock were represented in person or by proxy at the Meeting, which represents a quorum of the outstanding common stock entitled to vote as of the record date of July 2, 2021.

SWAG’s stockholders voted on the following proposals at the meeting, each of which was approved by SWAG’s stockholders:

(1) Proposal No. 1 – The Business Combination Proposal – to consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated therein, pursuant to which Merger Sub will merge with and into SWAG, with SWAG surviving the merger as a wholly owned subsidiary of Otonomo (the “Business Combination”). The following is a tabulation of the votes with respect to this proposal, which was approved by SWAG’s stockholders:

For	Against	Abstain	Broker Non-Votes
16,495,300	210,901	601	—

(2) Proposal No. 2 – The Charter Proposals – to approve the following material differences between SWAG’s amended and restated certificate of incorporation (the “SWAG Charter”) and Otonomo’s amended and restated articles of association (the “Otonomo Articles”) to be effective upon the consummation of the Business Combination:

i. the name of the new public entity will be “Otonomo Technologies Ltd.” as opposed to “Software Acquisition Group Inc. II”;

ii. the Otonomo Articles will provide for one class of ordinary shares as opposed to the two classes of common stock provided for in the SWAG Charter;

iii. Otonomo’s corporate existence is perpetual as opposed to SWAG’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

iv. the Otonomo Articles will not include the various provisions applicable only to special purpose acquisition corporations that the SWAG Charter contains

The following is a tabulation of the votes with respect to this proposal, which was approved by SWAG’s stockholders:

For	Against	Abstain	Broker Non-Votes
16,495,025	211,026	751	—

(3) Proposal No. 3 – The Adjournment Proposal – to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination. The following is a tabulation of the votes with respect to this proposal, which was approved by SWAG’s stockholders:

For	Against	Abstain	Broker Non-Votes
16,445,990	258,560	2,252	—

Item 7.01. Regulation FD Disclosure.

Prior to the meeting, holders of an aggregate of 5,986,021 shares of SWAG’s Class A common stock, par value $0.0001 per share, exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share.

The information set forth under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Software Acquisition Group Inc. II

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer

Dated: August 12, 2021

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